                           CERTIFICATE OF AMENDMENT

                                      OF

                         CERTIFICATE OF INCORPORATION

                                      OF

                      COLE TAYLOR FINANCIAL GROUP, INC.

                  ------------------------------------------

                  Adopted in accordance with the provisions
                   of Section 242 of the General Corporation
                         Law of the State of Delaware
                  ------------------------------------------

     The undersigned, being the Secretary of Cole Taylor Financial Group, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the Delaware General Corporation Law ("DGCL"), as amended, does hereby certify:

          1. That the Certificate of Incorporation of the Corporation is hereby amended by changing the Article numbered "FIRST" so that, as amended, said Article shall read in its entirety as follows:

          "FIRST: The name of the corporation is RELIANCE ACCEPTANCE GROUP, INC."

          2. That the foregoing amendment of the Certificate of Incorporation of the Corporation has been duly adopted in accordance with Section 242 of the DGCL.

          3. That the Board of Directors of the Corporation duly adopted resolutions setting forth the foregoing amendment, declaring said amendment to be advisable and referring such amendment to the stockholders of the Corporation for consideration thereof.

          4. That the foregoing amendment has been duly adopted in accordance with the provisions of the DGCL by the affirmative vote of the holders of a majority of all outstanding stock entitled to vote at a meeting of stockholders.

     IN WITNESS WHEREOF, the undersigned has caused this Certificate to be signed this 12th day of February, 1997.

                                        COLE TAYLOR FINANCIAL GROUP, INC.



                                        By: /s/ James I. Kaplan
                                            ------------------------------
                                            Name: James I. Kaplan
                                            Title: Secretary

                                      -2-